Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated February 15, 2024, with respect to the consolidated financial statements of ConocoPhillips, and our report dated February 15, 2024, with respect to the effectiveness of internal control over financial reporting of ConocoPhillips, in the Post-Effective Amendment on Form S-8 to the Registration Statement (Form S-4 No. 333-280448) for the registration of up to 2,251,879 shares of its common stock.

/s/ Ernst & Young LLP

Houston, Texas

November 22, 2024